Exhibit 99.1

Company Contact:	Investor Relations Contacts:

Ron Ricciardi	Porter, LeVay & Rose, Inc.
570-457-3400	Linda Decker, VP — Investor Relations
Jeffrey Myhre, VP — Editorial
212-564-4700
FIRSTFLIGHT ANNOUNCES FINANCIAL RESULT FOR QUARTER ENDED JUNE 30, 2008
Revenue Rises 5.9% to $12.6 Million
Conference Call Scheduled for Today at 11 am EDT
ELMIRA/CORNING, NY, August 14, 2008 — FirstFlight, Inc. (OTC BB: FFLT) a charter management and aviation services company, today announced its financial results for the three and six months ended June 30, 2008.
Revenue for the three months ended June 30, 2008 increased 5.9% to $12.6 million as compared to revenue of $11.9 million for the three months ended June 30, 2007. This increase was a result of stronger revenue performance from each of the Company’s business segments.
For the three months ended June 30, 2008, the following are comparisons in each segment as compared to the three months ended June 30, 2007. The Company’s charter segment generated approximately $9.5 million in revenue, a 2.2% increase over revenue of approximately $9.3 million generated in the prior year period. The Company’s fixed base operations, or FBO, segment generated approximately $2.2 million in revenue, a 25.5% increase over revenue of approximately $1.7 million generated in the prior year period. The Company’s maintenance segment generated approximately $0.84 million in revenue, a 5.8% increase over revenue generated of approximately $0.8 million in the prior year period.
Certain infrastructure expenses were incurred in second quarter 2008 to prepare the organization to handle a larger number of charter aircraft in multiple locations across the country. These expenses were greater than, or did not exist at all, in comparison to expenses for second quarter 2007. Included in these expenses were the introduction of a dedicated sales senior vice president, additional charter sales people, the inception of a division focused on the aircraft acquisition process, arrangements necessary for the Company’s newly formed West Coast Division, and the development of a larger, state-of-the-art, 24-hour/seven days-per-week operations and communications center.
Net income for the three months ended June 30, 2008 was $11,580, as compared to $128,645 in the three months ended June 30, 2007. The infrastructure items mentioned above, which are intended to deliver long-term value, created pressure on net income in the three months ended June 30, 2008.
“We are very pleased to post another profitable quarter,” stated John Dow, President and CEO of FirstFlight. “Our charter segment posted positive revenue growth despite higher jet fuel costs and declining general economic conditions. We believe that our recently announced acquisition of New World Jet and the creation of our West Coast Division are key strategic initiatives that will spur continued growth in our charter segment and lead our company to higher levels of revenue and profitability. We believe that the impact of operating expenses related to the West Coast Division and additions to our charter sales and operating infrastructure will likely decrease in future quarters as anticipated additional revenue and efficiencies from these activities are achieved. Our FBO and maintenance segments continued their solid year-over-year performance. The FBO segment posted higher levels of revenue in part related to increased fuel costs. We generally price our fuel products on a fixed dollar margin basis. As the cost of fuel rises, the corresponding customer price rises as well. If volume is constant, revenue increases. In our case, volume also increased; so we had the double impact of more volume at higher average prices. Our maintenance segment continues to show the positive effects of increased sales volume combined with new process and procedures implemented by management over the past several quarters.”
“We remain highly conscious of the increases in crude oil prices that translated into higher jet fuel costs,” added Senior Vice President and Chief Financial Officer, Keith Bleier. “We are also hopeful that reductions in crude oil pricing since the end of the quarter are indicative of future trends. We are mindful, however, that the prevailing fuel situation, in conjunction with general economic conditions, has created somewhat softer demand in the general charter market.”
As announced on August 11, 2008, FirstFlight completed its acquisition of privately held charter operator, New World Jet Corporation, based in the greater New York City area. The combined aircraft fleet will place FirstFlight among the top jet aircraft charter management companies in the United States and extend FirstFlight’s geographic footprint with predominantly large- and mid-cabin jets.
The Company also reported Adjusted EBITDA1 of $209,976 for the three months ended June 30, 2008, as compared to $310,340 in the three months ended June 30, 2007. Please see footnote 1 below for our definition of Adjusted EBITDA, a description of why we use Adjusted EBITDA and important disclaimers regarding Adjusted EBITDA, which is a non-GAAP measure. A reconciliation of Adjusted EBITDA to the appropriate GAAP measure is also included in footnote 1.
Management Conference Call Information
The FirstFlight Inc. management team will host a conference call this morning at 11 a.m. EDT to discuss the Company’s financial results and achievements. Those who wish to participate in the conference call may telephone (888) 335-6674 from the U.S. or (973) 582-2845 for international callers, conference ID# 59282295 approximately 15 minutes before the call. A digital replay will be available approximately 2 1/2 hours after the completion of the call by telephone and will remain available for two weeks. The digital replay may be accessed by dialing (800) 642-1687, from the U.S., or (706) 645-9291, for international callers, conference ID# 59282295 or by logging on to FirstFlight’s website at www.fflt.com.
About FirstFlight, Inc.
FirstFlight is an aviation services company. The Company’s operations are conducted in three core segments: aircraft charter management activities, fixed based operations (FBO), and aircraft maintenance. Charter management is the business of providing on-call passenger air transportation. FBO provides services such as fueling and hangaring for private/general aviation aircraft operators. The Company’s aircraft maintenance business is conducted at its FAA-certificated facilities. FirstFlight maintains a website located at www.fflt.com.
Forward-Looking Statement Disclaimer
This press release includes projections of future results and “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. All statements that are included in this press release, other than statements of historical fact, are forward-looking statements. Although the management of FirstFlight believes that the expectations reflected in these forward-looking statements are reasonable, there are no assurances that such expectations will prove to have been correct. FirstFlight disclaims any obligation to update any of its forward-looking statements, except as may be required by law.
-FINANCIAL TABLES TO FOLLOW -

1 Explanation of Adjusted EBITDA, a Non-GAAP Financial Measure
FirstFlight defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, as adjusted for stock based compensation expense. FirstFlight believes that Adjusted EBITDA, which is a financial measure that is not defined by Generally Accepted Accounting Principles in the U.S., or GAAP, is a useful performance metric because it is a measure commonly used in the industry and therefore provides investors with an additional and important comparable. Non-GAAP measures such as Adjusted EBITDA should be considered in addition to, not as a substitute for or superior to, net income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of net income to Adjusted EBITDA is as follows for each of the quarters ended June 30, 2008 and 2007:

	Three Months Ended
	June 30,
	2008	2007
Net income	$11,580	$128,645

Non-cash charges and credits
Interest expense	6,011	8,497
Interest income	(3,311)	(15,308)

Stock compensation expense	99,220	92,441
Depreciation and amortization	96,476	96,065

Adjusted EBITDA	$209,976	$310,340

Segment Performance

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenue
Charter	$9,535,517	$9,328,931	$21,076,681	$18,838,835
FBO	2,177,747	1,734,713	3,669,828	2,892,226
Maintenance	842,713	796,880	1,739,706	1,374,744

Total revenue	$12,555,977	$11,860,524	$26,486,215	$23,105,805

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Operating Results
Charter operating profit	$309,721	$298,902	$770,725	$537,214
FBO operating profit	141,254	118,059	233,946	127,923
Maintenance operating profit	70,712	108,743	96,189	8,244

Segment operating profit	521,687	525,704	1,100,860	673,381
Corporate expense	(507,407)	(403,870)	(986,410)	(744,567)

Total operating profit (loss)	14,280	121,834	114,450	(71,186)
Other income, net	—	—	—	57,055
Interest income	3,311	15,308	12,328	32,681
Interest expense	(6,011)	(8,497)	(12,010)	(14,760)

Net income	$11,580	$128,645	$114,768	$3,790

FIRSTFLIGHT, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30, 2008
	(Unaudited)	December 31, 2007
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,018,892	$2,400,152
Accounts receivable, net of allowance for doubtful accounts of $34,000 and $26,721, respectively	5,136,492	5,226,006
Inventories	508,451	324,314
Prepaid expenses and other current assets	510,929	472,750

Total current assets	8,174,764	8,423,222

PROPERTY AND EQUIPMENT, net
of accumulated depreciation of $440,409 and $361,577, respectively	1,094,002	1,169,316

OTHER ASSETS
Deposits	158,128	36,800
Intangible assets — trade names	420,000	420,000
Other intangible assets, net of accumulated amortization of $593,444 and $489,274, respectively	46,552	150,726
Goodwill	4,194,770	4,194,770

Total other assets	4,819,450	4,802,296

TOTAL ASSETS	$14,088,216	$14,394,834

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$5,738,760	$6,252,043
Customer deposits	160,504	532,397
Accrued expenses	876,075	551,074
Notes payable — current portion	123,764	126,663

Total current liabilities	6,899,103	7,462,177

LONG-TERM LIABILITIES
Notes payable — less current portion	191,553	296,788

Total liabilities	7,090,656	7,758,965

STOCKHOLDERS’ EQUITY
Preferred stock — $.001 par value; authorized 9,999,154; none issued and outstanding	—	—
Common stock — $.001 par value; authorized 100,000,000; 36,582,987 shares issued and outstanding	36,583	36,583
Additional paid-in capital	19,072,683	18,825,760
Accumulated deficit	(12,111,706)	(12,226,474)

TOTAL STOCKHOLDERS’ EQUITY	6,997,560	6,635,869

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$14,088,216	$14,394,834

FIRSTFLIGHT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
REVENUE	$12,555,977	$11,860,524	$26,486,215	$23,105,805
COST OF SALES	10,248,958	9,867,374	21,917,511	19,590,409

GROSS PROFIT	2,307,019	1,993,150	4,568,704	3,515,396

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	2,292,739	1,871,316	4,454,254	3,586,582

OPERATING INCOME (LOSS)	14,280	121,834	114,450	(71,186)

OTHER INCOME (EXPENSE)
OTHER INCOME, net	—	—	—	57,055
INTEREST INCOME	3,311	15,308	12,328	32,681
INTEREST EXPENSE	(6,011)	(8,497)	(12,010)	(14,760)

TOTAL OTHER INCOME (EXPENSE)	(2,700)	6,811	318	74,976

NET INCOME	$11,580	$128,645	$114,768	$3,790